QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 to the Registration Statement (Form S-11 No. 333-164777) and related Prospectus of Clarion Partners Property Trust Inc. for the registration of $2,250,000,000 in shares of its common stock and to the incorporation by reference therein of our report dated March 14, 2013, with respect to the consolidated financial statements and schedule of Clarion Partners Property Trust Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
April 22, 2013

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm